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THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON
EXERCISE HEREOF ARE "RESTRICTED" SECURITIES WHICH HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT AS APPROVED BY THE COMPANY'S BOARD OF DIRECTORS AND, IN THE OPINION OF COUNSEL FOR OR SATISFACTORY TO THE COMPANY, PURSUANT TO AN EXEMPTION FROM OR IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS UNDER THE ACT, AND IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE STATE OR OTHER SECURITIES LAWS.

Certificate No.:____________________        Number of Warrants: ______________

            WARRANT CERTIFICATE TO PURCHASE SHARES OF COMMON STOCK
                                      OF
                           SCHICK TECHNOLOGIES, INC.
             Incorporated Under the Laws of the State of Delaware

THIS CERTIFIES THAT, FOR VALUE RECEIVED,

                                           ______________________
                                                   (NAME)

or registered assigns (the "Registered Holder") is the owner of the number of Warrants specified above (the "Warrants").

                  1. Each Warrant entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate, one fully paid and nonassessable share (a "Warrant Share") of Common Stock, $.01 par value (the "Common Stock"), of Schick Technologies, Inc., a Delaware corporation (the "Company"), at any time until the earlier of (a) 5:00 p.m., New York City time, on May 3, 1999 or (b) the merger or consolidation of the Company or the acquisition of all or substantially all of the Company's assets provided that the Company has complied with the provisions of Paragraph 7 hereof, upon the presentation and surrender of this Warrant Certificate with the Subscription Form attached hereto


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duly executed, at the principal office of the Company, currently located at
31-00 47th Avenue, Long Island City, New York 11101, accompanied by payment of $ __________ per Warrant (the "Warrant Price"). The Warrant Price shall be paid in
(i) cash, bank check or certified check, (ii) in whole shares of Common Stock owned by the Registered Holder prior to the exercise of the Warrants or (iii) a combination of cash and whole shares of Common Stock. The value of any share of Common Stock delivered in payment of the Warrant Price shall be the "fair market value of one share of Common Stock" (as defined in Section 3 below) on the date the Subscription Form attached hereto is surrendered.

                  2. Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate(s) for the balance of such Warrants.

                  3. In lieu of exercising this Warrant, the Registered Holder may elect to receive shares of Common Stock equal to the value of this Warrant (or the portion hereof as to which such election is made) by surrender of this Warrant at the principal office of the Company together with the Notice of Election attached hereto duly executed, in which event the Company shall issue to the Registered Holder that number of shares of Common Stock calculated by multiplying the number of shares of Common Stock purchasable under this Warrant (or the portion hereof as to which such election is made) by the difference between the fair market value of one share of Common Stock as of the date such Notice of Election is received by the Company (the "Determination Date") and the Warrant Price (as adjusted pursuant to Sections 5.1 through 5.5 hereof as of the Determinate Date) and then dividing such product by the fair market value of one share of Common Stock as of the Determination Date. The "fair market value of one share of Common Stock" means: (A) if such election is made in connection with the sale of Warrant Shares as part of a firm commitment underwritten public offering (a "Public Offering") for which a registration statement has been declared effective by the Securities and Exchange Commission, the initial "Price to the Public" specified in the final prospectus included or incorporated by reference in such registration statement; or (B) if such election is not made in connection with a Public Offering, (i) if the Common Stock is listed on a national securities exchange or the Nasdaq National Market, the average of the publicly reported closing sales prices for the 5- trading day period ending on the Determination Date; (ii) if not so listed but traded on the Nasdaq Small Cap Market, the Nasdaq OTC Bulletin Board or otherwise in over-the-counter market, the average of the closing bid prices over the 30-day period ending on the Determination Date; or (iii) if none of the prior clauses of this sentence is applicable, the fair value of a share of Common Stock as determined in good faith by the Board of Directors of the Company.

                  4. Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and, except as set forth in Section 7, shall not be entitled to receive any notice of any proceedings of the Company.

                  5.1 If the Company at any time prior to the expiration or exercise of this Warrant shall pay a dividend payable in shares of Common Stock or otherwise effect a "stock split" with respect to the outstanding shares of Common Stock, then the Warrant Price shall be appropriately decreased, and the number of Warrant Shares purchasable upon exercise hereof shall be appropriately increased, in proportion thereto.

                  5.2 If the Company at any time prior to the expiration or exercise of this Warrant shall distribute to the holders of outstanding shares of Common Stock securities or rights convertible into or exercisable or exchangeable for, or entitling the holder thereof to receive directly or indirectly, shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for such Common Stock Equivalents or the shares of Common Stock issuable upon conversion, exchange or exercise of the Common Stock Equivalents, then, as of the date of such distribution, the Warrant Price shall be appropriately decreased, and the number of Warrant Shares shall be appropriately increased, in proportion thereto.

                  5.3 If the Company at any time prior to the expiration or exercise of this Warrant shall combine or otherwise effect a "reverse stock split" with respect to the outstanding shares of Common Stock, the Warrant Price shall be appropriately increased, and the number of Warrant Shares purchasable upon exercise hereof shall be appropriately decreased, in proportion thereto.

                  5.4 If the Company at any time prior to the expiration or exercise of this Warrant shall effect a recapitalization (other than a transaction described in Section 5.1, 5.2 or 5.3 hereof), provision shall be made so that the Registered Holder shall thereafter be entitled to receive, upon exercise of this Warrant, the amount and kind of cash, securities and other property which a holder of the Warrant Shares would have received if the Warrant Shares had been outstanding at the time of such recapitalization.

                  5.5 In any case described in Section 5.1 through 5.7 hereof, appropriate adjustment shall be made in the application of the provisions of Sections 5.1 through 5.7 hereof with respect to the rights of the Registered Holder of this Warrant thereafter to the end that the provisions of such Sections (including adjustment of the Warrant Price then in effect and the number of Warrant Shares purchasable upon exercise of this Warrant) shall be applicable thereafter as nearly equivalent as may be practicable as such provisions were there before.

                  5.6 If the Company shall distribute to holders of outstanding shares of Common Stock securities of other persons or entities, evidences of indebtedness issued by the Company or other persons or entities, assets (excluding cash dividends) or equity securities of the Company not referred to in Section 5.1, 5.2, 5.3 or 5.4 hereof, then provision shall be made so that the Registered Holder shall thereafter be entitled to receive, upon exercise of this Warrant, the amount and kind of securities, evidences of indebtedness and assets which a Holder of the Warrant Shares would have received if the Warrant Shares had been outstanding at the time of such distribution.

                  5.7 The Company shall give the Registered Holder at least ten
(10) days prior written notice of the record date for any transaction described in Section 5.1 through 5.6 hereof. For purposes of such Sections, references to exercise of this Warrant include an election pursuant to Section 3 hereof. In the case of each adjustment or readjustment pursuant to Section 5.1 through 5.6, the Company will promptly compute such adjustment or readjustment in accordance with the terms hereof and cause a certificate setting forth such adjustment or readjustment, and showing in detail the facts upon which such adjustment or readjustment is based, to be delivered to the Registered Holder. The Company will, upon the written request at any time of the Registered Holder, furnish or cause to be furnished to such holder a certificate setting forth:

                           (1)     such adjustments and readjustments;

                           (2)     the Warrant Price at the time in effect; and

                           (3) the number of Warrant Shares receivable upon the exercise of this Warrant.

                  6. Upon receipt by the Company of evidence satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and (in the case of loss, theft or destruction) of indemnity satisfactory to the Company or (in the case of mutilation) upon surrender and cancellation thereof, the Company shall execute and deliver a new Warrant Certificate representing an equal aggregate number of Warrants. Persons or entities requesting a substitute Warrant Certificate shall also comply with such other reasonable regulations and pay such reasonable charges as the Company may prescribe.

                  7. If at any time prior to May 3, 1999 there shall be a merger or consolidation of the Company with another company, or a sale of all or substantially all of its assets to another company, then the Company shall give the Registered Holder at least twenty (20) days prior written notice of the date on which such merger, consolidation or sale shall take place.

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                  8.  This Warrant Certificate shall be governed by and
construed in  accordance with the laws of the State of Delaware.

                  9. For a period of 180 days from the date of a final prospectus included or incorporated by reference in a registration statement filed by the Company with the Securities and Exchange Commission relating to a firm commitment underwritten initial public offering of Common Stock (the "Restriction Period"), no Warrant Shares may be, directly or indirectly, offered for sale, sold or otherwise disposed of without the prior written consent of the Board of Directors of the Company, whose consent may be withheld for any reason.

                  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile, by its duly authorized officers.

Dated:   Long Island City, New York
         _____________, 1997

                                       SCHICK TECHNOLOGIES, INC.

                                       By:_____________________________________
                                          President and Chief Executive Officer

                                       By:_____________________________________
                                          Secretary

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                               SUBSCRIPTION FORM

    To Be Executed By The Registered Holder In Order To Exercise Warrant

                  The undersigned Registered Holder hereby irrevocably elects to exercise the right represented by this Warrant Certificate to purchase ______ shares of Common Stock issuable upon the exercise of such Warrants and herewith tenders in payment for such securities $______. The undersigned requests that certificates for such Common Stock shall be issued in the name(s) of___________ whose address is __________________________________________________.



Dated: _____________________        Signature__________________________________
                                             (Signature must conform in all
                                             respects to name of holder as
                                             specified on the face of the

                                             Warrant Certificate)

                                             __________________________________
                                             (Insert Social Security or Other
                                             Identifying Number of Holder)

             NOTICE OF ELECTION TO PURCHASE PURSUANT TO SECTION 3

                  The undersigned Registered Holder hereby irrevocably elects to exercise the right represented by the attached Warrant Certificate to purchase _____________shares of Common Stock in accordance with the terms of Section 3 of the attached Warrant Certificate. The undersigned requests that a certificate for such Common Stock be registered in the name of_____________________________ _________________whose address is_______________________________________.



Dated:_____________________       Signature ___________________________________
                                            (Signature must conform in all
                                            respects to name of holder as
                                            specified on the face of the
                                            Warrant Certificate)


                                            __________________________________
                                            (Insert Social Security or Other
                                            Identifying Number of Holder)